EXHIBIT A TO SCHEDULE 13G
                    ITEM 7 DISCLOSURE RESPECTING SUBSIDIARIES


RT Investment Management Holdings Inc, ("RTIM") is a parent holding company as that term is defined by Rule 13d-1(b)(1)(ii)(G) of the Securities Exchange Act of 1934 (the "Act") and is eligible to file on Schedule 13G pursuant to an SEC no-action relief application. RTIM's aggregation holdings represent securities that are beneficially owned by its subsidiaries which manage these securities on behalf of their respective clients. RTIM's subsidiaries include, Royal Bank Investment Management, RT Capital Management Inc., and RT Investment Counsel Inc.

Royal Bank Investment Management Inc. ("RBIM") is a wholly-owned subsidiary of RTIM. RBIM is a foreign investment adviser that has received SEC no-action relief to file on Schedule 13G.

RT Capital Management Inc. ("RT Capital") is a wholly-owned subsidiary of RTIM. RT Capital is a foreign investment adviser that has received SEC no-action relief to file on Schedule 13G.

RT Investment Counsel Inc. ("RTIC") is a wholly-owned subsidiary of RTIM. RTIC is a foreign investment adviser that has received SEC no-action relief to file on Schedule 13G.

RTIM, RBIM, RT Capital and RTIC are federally incorporated Canadian corporations whose business addresses are as follows:

RT Investment Management                       Royal Bank Investment
Holdings Inc.                                  Management Inc.
Royal Trust Tower, P.O. Box 97                 Royal Trust Tower, P.O. Box 97
77 King Street West, Suite 3900                77 King Street West, Suite 3800
Toronto, Ontario                               Toronto, Ontario
M5K 1G8                                        M5K 1G8

RT Capital Management Inc.                     RT Investment Counsel Inc.
Royal Trust Tower, P.O. Box 97                 Royal Trust Tower, P.O. Box 97
77 King Street West, Suite 3700                77 King Street West, Suite 3900
Toronto, Ontario                               Toronto, Ontario
M5K 1G8                                        M5K 1G8